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                               Baldwin & Lyons, Inc. and Subsidiaries
                              Form 10-K  Year Ended December 31, 2000

                                             EXHIBIT 11

                                 COMPUTATION OF PER SHARE EARNINGS




                                                                Year Ended December 31
                                                     --------------------------------------------
                                                          2000           1999           1998
                                                     -------------- -------------- --------------
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
Basic:
  Average number of Class A and
   Class B shares outstanding                           12,466,510     13,393,357     13,719,728
                                                      ============   ============   ============

  Net income                                           $19,749,722    $18,615,882    $16,894,697
                                                      ============   ============   ============

  Per Share Amount                                          $ 1.58         $ 1.39         $ 1.23
                                                      ============   ============   ============

Diluted:
  Average number of Class A and
   Class B shares outstanding                           12,466,510     13,393,357     13,719,728
                                                      ============   ============   ============
  Dilutive stock options--based on
    treasury stock method using higher
    of average or year end market prices                    88,612        127,615        146,448
                                                      ------------   ------------   ------------
                 TOTALS                                 12,555,122     13,520,972     13,866,176
                                                      ============   ============   ============

  Net income                                           $19,749,722    $18,615,882    $16,894,697
                                                      ============   ============   ============

  Per Share Amount                                          $ 1.57         $ 1.38         $ 1.22
                                                      ============   ============   ============

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